EXHIBIT 13.1


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 6-K

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                            Report of Foreign Issuer
                      Pursuant to Rule 13a-16 or 15d-16 of
                       the Securities Exchange Act of 1934


For the Quarterly Payment Date on November 15, 2002

                           CRUSADE MANAGEMENT LIMITED,
              as manager of the Crusade Global Trust No. 1 of 1999
          ----------------------------------------------------------
             (Exact name of Registrant as specified in its Charter)


             LEVEL 11, 55 MARKET STREET, SYDNEY, NSW 2000, AUSTRALIA
           ---------------------------------------------------------
                    (Address of principal executive offices)

         Indicate by check mark whether the registrant files or will file annual reports under cover Form 20-F or Form 40-F.

                          Form 20-F [X]     Form 40-F

         Indicate by check mark whether the registrant by furnishing the information contained in this Form is also thereby furnishing the information to the Commission pursuant to Rule 12g3-2(b) under the Securities Exchange Act of 1934.

                             Yes [ ]          No [X]


         If "Yes" is marked, indicate below the file number assigned to the registrant in connection with Rule 12g3-2(b): 82-______________________________.

OTHER EVENTS

         On the Quarterly Payment Date falling on November 15, 2002, Perpetual Trustees Consolidated Limited, in its capacity as issuer trustee (the "Issuer Trustee") made a regular quarterly distribution of principal and interest to the holders of the Class A Mortgage-Backed Floating Rate Notes (the "Notes").


FINANCIAL STATEMENTS AND EXHIBITS

         (c) Exhibits

         See page 4 for Exhibit Index

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf, as Trust Manager for the Crusade Global Trust No. 1 of 1999, by the undersigned, thereunto duly authorized.



                                    Crusade Management Limited,
                                    as Trust Manager for the Crusade Global
                                    Trust No. 1 of 1999,
                                    --------------------------------------------
                                    (Registrant)



Dated: November 26, 2002         By:  /s/ Roger Desmarchelier
                                    --------------------------------------------
                                    Name:   Roger Desmarchelier
                                    Title:  Executive Manager

EXHIBIT INDEX

-----------  -------------------------------------------------------------------
Exhibit      Description
-----------  -------------------------------------------------------------------

99.1         The Noteholders Report for the Quarterly Payment Date on
             November 15, 2002
-----------  -------------------------------------------------------------------

                                                                    EXHIBIT 99.1

                               NOTEHOLDERS REPORT
                        CRUSADE GLOBAL TRUST NO.1 OF 1999
                      COUPON PERIOD ENDING 15 NOVEMBER 2002



NOTES
-------------------------------------------------------------------------------------------------------------------------------

                           FV OUTSTANDING                                 COUPON PAYMENTS    PRINCIPAL PAYMENTS   CHARGE OFFS
                                (USD)        BOND FACTOR   COUPON RATE         (USD)                (USD)            (USD)
-------------------------------------------------------------------------------------------------------------------------------

Class A1 Notes                       0.00      0.000000%      0.00000%               0.00                  0.00         0.00

Class A2 Notes             227,310,667.13     39.949151%      2.08000%       1,364,128.27         29,318,815.04         0.00

Class A3 Notes             125,000,000.00    100.000000%      2.17000%         693,194.44                  0.00         0.00

-------------------------------------------------------------------------------------------------------------------------------

                                                                     31Oct02
POOL SUMMARY                                                           AUD
------------                                                    ----------------
Outstanding Balance - Variable Rate Housing Loans                  447,844,657
Outstanding Balance - Fixed Rate Loans                             103,853,166
Number of Loans                                                          7,173
Weighted Average Current LVR                                             51.13%
Average Loan Size                                                       76,913
Weighted Average Seasoning                                             65 mths
Weighted Average Term to Maturity                                     223 mths


PRINCIPAL COLLECTIONS                                                  AUD
---------------------                                           ----------------
Scheduled Principal Payments                                      6,806,050.27
Unscheduled Principal Payments                                   43,638,672.67
Redraws                                                           5,199,638.00

Principal Collections                                            45,245,084.94


TOTAL AVAILABLE PRINCIPAL                                              AUD
-------------------------                                       ----------------
Principal Collections                                            45,245,084.94
Principal Charge Offs                                                     0.00
Principal Draw                                                            0.00

Total Available Principal                                        45,245,084.94

Principal Distributed                                            45,245,084.94
Principal Retained                                                        0.00


TOTAL AVAILABLE FUNDS                                                  AUD
---------------------                                           ----------------
Available Income                                                 10,776,949.42
Principal Draw                                                            0.00
Liquidity Draw                                                            0.00

Total Available Funds                                            10,776,949.42


REDRAW & LIQUIDITY FACILITIES                                          AUD
-----------------------------                                   ----------------
Redraw Shortfall                                                          0.00
Redraw Carryover
Charge Offs                                                               0.00

Liquidity Draw                                                            0.00
Liquidity Shortfall                                                       0.00


CPR
--------------------------------------------------------------------------------
                                                Aug-02       Sep-02      Oct-02
                              1 mth CPR         26.80%       21.93%      26.04%


ARREARS
--------------------------------------------------------------------------------
                              % of pool
                             (by balance)
31 - 59 days                    0.66%
60 - 89 days                    0.10%
90+ days                        0.10%
Defaults                         Nil
Losses                           Nil


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